Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is effective as of the close of business on July 30, 2013, by and between E C Consulting International, Inc., a Nevada Corporation (the "Assignor"), and Dr. Jean-Claude Gehret and Danielle J. Gehret (collectively the “Assignee”).

RECITALS

A.

Whereas, the Assignor has agreed to assign and transfer to Assignee all of Assignor's right, title and interest in and to all the Assets as defined below directly related and incidental to the operating business of providing seminars to employees of companies, principally pharmaceutical companies of Assignor (the “Business”) as it was conducted  prior to July 30, 2013.

B.

The Assignor and Assignee have agreed to cause Assignee to assume and to fully perform and satisfy and be liable for all of the liabilities and obligations of Assignor that were directly related to the operations of the commercial operations of providing seminars to employees of companies, principally pharmaceutical companies as defined below (the "Assumed Liabilities"), associated with the Business or Assets, and Assignee agreed to accept Assets and assume said liabilities.

C.

Whereas, for the purpose of this Agreement, “Assets” shall mean all personal property (both tangible and intangible), contracts, accounts receivables, equipment, fixtures, general Intangibles (such as telephone and fax numbers, e-mail addresses and website URLs), bank deposit accounts, cash, all present and future contracts, all patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights related and incidental to the commercial operations of the Business, as conducted prior to July 30, 2013.

D.

Whereas, for the purpose of this Agreement, “Assumed Liabilities” shall mean any obligation of the Assignor under any contract or agreement, verbal or written, accounts payable, unfinished work-in-progress, accrued payroll and related taxes, and other current liabilities, checks issued in excess of deposits, deferred revenue, taxes payable, deferred taxes, benefit obligations and any portion of current liabilities, any debt obligations, capital lease or similar obligations, security interest, encumbrances, levies, liens or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any Asset, claims and causes of action, damages, demands, lost profits, suits, actions, judgments, assessments, costs and expenses, of any nature related and/or incidental to the Business. Assumed Liabilities shall exclude all liabilities owed to audit firms or the transfer agent, all of which will be retained and satisfied by Assignor.

NOW, THEREFORE, for good and valuable consideration (consisting of the return of 25,000,000 shares of the Assignor’s common stock owned by the Assignee), the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Assignment.  Assignor hereby grants, sells, assigns, transfers, conveys and delivers to Assignee, their successors and assigns, all of Assignor's rights, title and interest under, in and to the Assets and Business.

2.

Assumption of Assumed Liabilities.  Assignee hereby expressly assumes and agrees to pay, perform and/or discharge in accordance with their terms the Assumed Liabilities.

3.

Further Assurances.  Each of Assignor and Assignee agree to execute such other documents and take such other actions as may be reasonably necessary or desirable to confirm or effectuate the assumption contemplated hereby.

4.

Binding Effect. This Agreement and the covenants and agreements herein contained shall be binding upon and inure to the benefit of Assignee and its successors and assigns and shall inure to the benefit of Assignor and its successors and assigns.

5.

Modification. This Agreement may be modified or supplemented only by written agreement of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first above written.

ASSIGNOR

E C CONSULTING INTERNATIONAL, INC.

A Nevada Corporation

/s/ Mark Wentura

By:  Mark Wentura

Its: President, Chairman and Chief Executive Officer

Dated:  July 30, 2013

ASSIGNEE

/s/ Jean-Claude Gehret

Dr. Jean-Claude Gehret

/s/ Danielle J. Gehret

Danielle J. Gehret

Dated: July 30, 2013

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